Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Markel Corporation (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard R. Whitt, III, Senior Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard R. Whitt, III
Richard R. Whitt, III
Senior Vice President and
Chief Financial Officer
March 1, 2010